Exhibit 4.2

GENERAL ELECTRIC COMPANY

COMPANY ORDER AND OFFICER’S CERTIFICATE

July 29, 2025

The Bank of New York Mellon, as Trustee
240 Greenwich Street
New York, New York 10286

4.300% Notes due 2030

Ladies and Gentlemen:

Officer’s Certificate under Section 301 of the Indenture

Pursuant to Article Three of the Indenture, dated as of October 9, 2012 (as it may be amended or supplemented, the “Indenture”), between General Electric Company (the “Company”) and The Bank of New York Mellon as trustee (the “Trustee”), the Board Resolutions dated as of May 6, 2025, of which copies certified by the Secretary or an Attesting Secretary of the Company are being delivered herewith under Section 301 of the Indenture,

A. The Company’s 4.300% Notes due 2030 (the “Notes”) are hereby established. The Notes shall be in substantially the form attached hereto as Annex 1.

B. The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of Section 301 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture) and as shall be set forth in the form of Note attached hereto as Annex 1:

(1) the title of the Notes shall be “4.300% Notes due 2030”;

(2) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $1,000,000,000 (except as provided in Section 301(2) of the Indenture); provided, however, that such authorized aggregate principal amount may from time to time be increased above such amount by a Board Resolution to such effect; and provided further, that additional Notes may not be issued under the same CUSIP number unless such additional Notes and the original Notes are fungible for U.S. federal income tax purposes;

(3) the date on which the principal of the Notes shall be payable shall be July 29, 2030;

(4) the Notes shall bear interest at the rate of 4.300% per annum. Interest shall accrue from the original issue date of the Notes. The Interest Payment Dates on which such interest will be payable shall be January 29 and July 29 of each year, commencing on January 29, 2026. The Regular Record Date for the determination of Holders to whom interest is payable on any such Interest Payment Date shall be January 15 and July 15, as the case may be (in each case whether or not a Business Day) immediately preceding the related Interest Payment Date; provided, however, that interest payable on the Maturity or on any Redemption Date shall be payable to the Person to whom the principal of such Notes shall be payable; interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest payable on any Interest Payment Date, Redemption Date or Maturity shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of the Notes, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Redemption Date or Maturity, as the case may be;

(5) (a) the principal of, and any premium or interest on, the Notes shall be payable at, (b) the Notes may be presented for registration of transfer or exchange at, and (c) notices and demands to or upon the Company in respect of the Notes and the Indenture may be made at the Corporate Trust Office of the Trustee, currently located at 240 Greenwich Street;

(6) the Notes may be redeemed pursuant to the terms set forth in the form of the Note incorporated herein by reference. The Company shall give the Trustee notice of the Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation;

(7) not applicable;

(8) the Notes shall be issuable in denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

(9) not applicable;

(10) not applicable;

(11) not applicable;

(12) not applicable;

(13) not applicable;

(14) not applicable;

(15) not applicable;

(16) (a) the Notes shall be issued in the form of one or more Global Securities; (b) the Depositary for such Global Security or Securities shall be The Depository Trust Company (“DTC”); and (c) the procedures with respect to transfer and exchange of Global Securities shall be as set forth in the Indenture;

(17) not applicable;

(18) not applicable;

(19) not applicable;

(20) not applicable;

(21) not applicable;

(22) not applicable;

(23) not applicable;

(24) not applicable;

(25) not applicable;

(26) not applicable; and

(27) solely with respect to the Notes, the last sentence of the first paragraph of Section 303 of the Indenture shall be amended and restated as follows: “The signature of any of these officers on the Securities may be manual, facsimile, or electronic.” The second paragraph of Section 303 of the Indenture shall be amended and restated as follows: “Securities bearing the manual facsimile, or electronic signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.” The first sentence of the last paragraph of Section 303 of the Indenture shall be amended and restated as follows: “No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual, facsimile, or electronic signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.”

Company Order under Section 303 of the Indenture

A. You are hereby requested to authenticate on the date hereof $1,000,000,000 aggregate principal amount of the Notes, represented by: (i) Certificate No. 1 representing an aggregate principal amount of $500,000,000 of the Notes and (ii) Certificate No. 2 representing an aggregate principal amount of $500,000,000 of the Notes, heretofore delivered to you and duly executed by the Company and registered in the name of Cede & Co., as nominee of DTC in accordance with the Blanket Issuer Letter of Representations dated October 23, 2003, in the manner provided by the Indenture.

B. You are hereby requested to hold the Notes as custodian for DTC.

C. Concurrently with this Company Order, an Opinion of Counsel under Sections 102 and 303 of the Indenture is being delivered to you.

Officer’s Certificate under Section 102 of the Indenture

The undersigned, Robert Giglietti, the Vice President, Chief Accounting Officer, Controller and Treasurer of the Company, solely in the undersigned’s capacity as an Officer of the Company, and not in the undersigned’s individual capacity, does hereby certify that:

(1) I have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officer’s Certificate, and the definitions in the Indenture relating thereto;

(2) I have read the Board Resolutions and the Opinion of Counsel referred to above;

(3) I or individuals under my supervision have conferred with other officers of the Company, have examined such records of the Company and have made such other investigation as I deemed relevant for purposes of this certificate;

(4) in my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not such conditions have been complied with;

(5) on the basis of the foregoing, I am of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with; and

(6) the form and terms of the Notes have been established in conformity with the provisions of the Indenture.

[Signature page follows.]

Kindly acknowledge receipt of this Company Order and Officer’s Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto. By signing below, the Trustee agrees to the terms and conditions set forth hereinabove.

Company Order:

Very truly yours,

GENERAL ELECTRIC COMPANY

By:	/s/ Robert Giglietti
	Name:	Robert Giglietti
	Title:	Vice President, Chief Accounting Officer, Controller and Treasurer

Officer’s Certificate:

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

/s/ Robert Giglietti
Name:	Robert Giglietti
Title:	Vice President, Chief Accounting Officer, Controller and Treasurer

[Signature Page to Company Order and Officer’s Certificate]

As custodian for The Depository Trust Company, The Bank of New York Mellon hereby acknowledges receipt of the global notes (the “Global Notes”) representing the principal amount of the Notes. The Global Notes will be held in safe custody for the account of the persons entitled thereto.

Acknowledged by Trustee:

By:	/s/ Glenn Kunak
Authorized Officer

[Signature Page to Company Order and Officer’s Certificate]

Annex 1

See attached.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

GENERAL ELECTRIC COMPANY

4.300% Note due 2030

No. [ ]	$[ ]

CUSIP No. 369604BZ5

General Electric Company, a corporation duly organized and existing under the laws of the State of New York (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [     ] ($[     ]) on July 29, 2030, and to pay interest thereon from July 29, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 29 and July 29 in each year, commencing January 29, 2026, at the rate of 4.300% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or regulation to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest

Payment Date, provided that interest payable at the Maturity of the principal hereof or on a Redemption Date shall be payable to the Person to whom the principal of this Security is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register at least fifteen days prior to the relevant Interest Payment Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: July 29, 2025

GENERAL ELECTRIC COMPANY

By:
Name:
Title:

ATTEST:

Name:
Title:

[Signature Page to Global Note]

FORM OF REVERSE SIDE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 9, 2012 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,000,000,000; provided, however, that the authorized aggregate principal amount of the Securities of this series may be increased above such amount by a Board Resolution to such effect; and provided further, that additional Securities of this series may not be issued under the same CUSIP number unless such additional Securities and the original Securities of this series are fungible for U.S. federal income tax purposes; and provided further, that additional Securities of this series will rank equally and ratably with this series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional Securities.

Prior to June 29, 2030 (one month prior to their maturity date) (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

With respect to the foregoing, “Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the

Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each holder of Securities to be redeemed.

In the case of a partial redemption of a series of Securities, if the Securities to be redeemed are held in certificated form, selection of the Securities for redemption will be made by the Trustee, by lot. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC (or another Depositary), the redemption of the

Securities, including selection of the Securities for redemption, shall be done in accordance with the policies and procedures of the Depositary.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, treated as one class. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Date: July 29, 2025	The Bank of New York Mellon, As Trustee

By:
Authorized Signatory

[Signature Page to Global Note]